Exhibit 4.3
CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE (I) IT IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THE INFORMATION AS PRIVATE AND CONFIDENTIAL.
WARRANT AGREEMENT
THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.
WARRANT TO PURCHASE SHARES OF COMMON STOCK
of
Ibotta, Inc.
Dated as of May 17, 2021 (the “Issuance Date”)
Void after the date specified in Section 7
Warrant to Purchase
3,528,577 Shares of
Common Stock
(subject to adjustment)
THIS CERTIFIES THAT, for value received, Walmart Inc., a Delaware corporation, with offices located at 702 SW 8th St., Bentonville, Arkansas 72716-0185 (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from Ibotta, Inc., a Delaware corporation (the “Company”), shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), in the amounts, at such times and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued in connection with that certain definitive Ibotta Performance Network and Digital Item-Level Rebates Agreement entered into by the Company and the Holder, dated on or about the date hereof (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. The Holder (to the extent it remains a party to the Agreement) is entitled to the rights of Holder under the Agreement and the sections of the Stockholders’ Agreement to which it shall be a party as contemplated by Section 9 hereof related to this Warrant and the Warrant Shares.

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which the Holder, by acceptance of this Warrant, agrees:
1.    Number and Price of Warrant Shares.
(a)    Number of Warrant Shares.
(i)    Subject to Section 1(c) and any previous exercise of the Warrant, the Holder shall have the right to purchase up to 3,528,577 shares of Common Stock (the “Warrant Shares”); provided that, in the event that the Company increases or decreases the Fully Diluted Capitalization prior to the consummation of the first to occur of the Initial Public Offering, a Change in Control, a Direct Listing or a SPAC Transaction, the number of Warrant Shares exercisable under this Warrant shall be increased or decreased (as applicable) by an amount equal to 12.4% of the total increase or decrease to the Fully Diluted Capitalization; provided further that no increase shall be made with respect to (A) shares of capital stock issued by the Company in the Initial Public Offering or (B) shares of capital stock reserved for issuance by the Company pursuant to any new equity plan adopted in connection with the consummation of the Initial Public Offering or a SPAC Transaction.
(ii)    Definitions.
A.    “Direct Listing” means the initial listing of the Company’s Common Stock on a national stock exchange by means of an effective registration statement filed by the Company with the U.S. Securities and Exchange Commission, without a related underwritten offering of such Common Stock.
B.    “Fully Diluted Capitalization” means all issued and outstanding shares of the Company on an as-converted basis, including all shares or options granted pursuant to any equity incentive plans maintained by the Company.
C.    “Initial Public Offering” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.
D.    “SPAC Transaction” means the consummation of a transaction or series of related transactions by merger, consolidation, share exchange or otherwise of the Company with a publicly-traded “special purpose acquisition company” or its subsidiary or affiliate (collectively, a “SPAC”), immediately following the consummation of which the common stock or share capital of the SPAC or its successor entity is listed on the Nasdaq Stock Market, the New York Stock Exchange or another exchange or marketplace approved by the Board.
(b)    Exercise Price. The exercise price per Warrant Share shall be equal to $70.12 (the “Exercise Price”). In the event that the Company’s stock is priced at the Initial Public Offering, a Change in Control, a Direct Listing or a SPAC Transaction at less than $70.12 per share (taking into account any adjustments for stock splits and similar measures), the

Exercise Price shall be decreased to a price that is ten percent (10%) below the price specified for the Initial Public Offering, a Change in Control, a Direct Listing or a SPAC Transaction.
(c)    Exercisability of Warrant Shares.
(i)    This Warrant shall become exercisable based on the achievement of the conditions set forth in Schedule 1.
(ii)    Exercisability Upon Termination of Agreement.
A.    Notwithstanding the foregoing, upon the termination of the Agreement pursuant to any provision of the Agreement other than Section 13.3, no additional Warrant Shares may become exercisable (other than those Warrant Shares which would become exercisable as of the date of termination of the Agreement under Schedule 1), and all non-exercisable Warrant Shares shall be forfeited effective as of the date of such termination.
B.    Upon the termination of the Agreement by the Holder pursuant to Section 13.3 of the Agreement:
(1)    If such termination occurs prior to the Live Rebates Program Date, the Warrant shall immediately expire and all Warrant Shares shall be forfeited, and for a period of [***] from the date of such termination, the Company shall have a right to repurchase all or a portion of any Warrant Shares issued upon prior exercise of the Warrant by the Holder at an amount equal to the aggregate Exercise Price paid by the Holder for such Warrant Shares by delivery of the amount of the repurchase price to the Holder by wire transmission or check; or
(2)    If such termination occurs on or after the Live Rebates Program Date, no additional Warrant Shares may become exercisable, a portion of all Warrant Shares that are exercisable as of the date of such termination shall become non-exercisable according to the schedule below, and all non-exercisable Warrant Shares shall be forfeited effective as of the date of such termination. If such termination occurs:
[***]
For a period of [***] from the date of such termination, the Company shall have a right to repurchase Warrant Shares issued upon prior exercise of the Warrant by the Holder at an amount equal to the aggregate Exercise Price paid by the Holder for such Warrant Shares by delivery of the amount of the repurchase price to the Holder by wire transmission or check, according to the following schedule. If such termination occurs:
[***]
Notwithstanding the above, in the event that the Holder has exercised and sold Warrant Shares to an unrelated party, the Company shall not have any rights to repurchase such Warrant Shares.

C.    Except as otherwise provided in Section 1(c)(ii)(B)(1) and subject to the expiration of this Warrant pursuant to Section 7, this Warrant shall remain in effect following any termination of the Agreement with respect to those Warrant Shares that have become exercisable through the date of termination.
(d)    Adjustments to Warrant Shares and Vesting Tranches. In the event that the number of Warrant Shares subject to this Warrant is increased or decreased pursuant to Section 1(a)(i) or Schedule 1 hereto, the number of Warrant Shares that becomes exercisable upon achievement of each set of conditions in Schedule 1 and Schedule 2, as applicable, shall be increased ratably.
2.    Exercise of the Warrant.
(a)    Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, in accordance with Section 1, by:
(i)    the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant;
(ii)    and the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Warrant Shares being purchased, by wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company.
(b)    Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a), if the Fair Market Value of one Share is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Warrant Shares equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Warrant Shares computed using the following formula:

X =	Y (A – B)
A
Where:
X    =    The number of Warrant Shares to be issued to the Holder
Y    =    The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)
A    =    The Fair Market Value of one Share (at the date of such calculation)

B    =    The Exercise Price (as adjusted to the date of such calculation)
“Fair Market Value” shall mean the fair market value of one Share determined by the Board of Directors of the Company (the “Board”), acting in good faith; provided, that
(i)    where a public market exists for the Common Stock at the time of such exercise, the Fair Market Value per Share shall be the average of the closing bid and asked prices of the Common Stock or the closing price quoted on the national securities exchange on which the Common Stock is listed as published in the Wall Street Journal, as applicable, for the ten (10) trading day period ending five (5) trading days prior to the date of determination of Fair Market Value; and
(ii)    upon the Holder’s receipt of the Board’s determination of Fair Market Value, the Holder shall have 10 days in which to object in writing to such determination of the Fair Market Value by the Board. In the event that the Board and the Holder do not mutually agree upon a Fair Market Value, the Company and the Holder agree that they shall first attempt in good faith for a period of 30 days to reach a mutual agreement regarding the Fair Market Value and, if the Company and the Holder are thereafter unable to reach such mutual agreement, the Company and the Holder shall engage a nationally recognized independent appraiser experienced in valuing securities or other applicable consideration of companies comparable to the Company (the “Independent Appraiser”). The Independent Appraiser shall be instructed to complete its valuation within 30 days following appointment, and the Independent Appraiser shall deliver its determination of valuation in writing to the Board and the Holder within such 30-day period. The Independent Appraiser’s determination of Fair Market Value shall be final and binding upon the Board and the Holder, and the Independent Appraiser’s fees shall be borne equally by the Company and the Holder.
(c)    Stock Certificates. The rights under this Warrant shall be deemed to have been exercised and the Warrant Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date (and in any event within two Business Days of the exercise date), the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates (or a notice of issuance of uncertificated shares, if applicable) for that number of Warrant Shares issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Warrant Shares that remain subject to this Warrant.
(d)    No Fractional Warrant Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the product of such fraction multiplied by the Fair Market Value of one Warrant Share (determined as set forth above) at the date of exercise.

(e)    Automatic Net Exercise. If the Holder of this Warrant has not elected to exercise this Warrant prior to expiration of this Warrant pursuant to Section 7, then this Warrant shall automatically (without any act on the part of the Holder) be exercised pursuant to Section 2(b) effective immediately prior to the expiration of the Warrant, to the extent such net exercise would result in the issuance of Warrant Shares, unless the Holder provides notice to the Company of its desire not to have the Warrant net exercised. If this Warrant is automatically exercised, the Company shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Company in accordance with the terms hereof. The Holder shall have the right to surrender the Warrant Shares issued to it pursuant to any such automatic exercise, which surrender shall be deemed effective as of the date of issuance. No automatic issuance shall be made in the absence of any required regulatory approvals or otherwise in violation of applicable law or regulation.
(f)    Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to take all reasonable action to reserve and keep available from its authorized and unissued shares of Common Stock for the purpose of effecting the exercise of this Warrant such number of shares as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms, without limitation of such other remedies as may be available to the Holder, the Company will use all reasonable efforts to take such corporate action as may be necessary to increase its authorized and unissued shares of its Common Stock to a number of shares as shall be sufficient for such purposes. The Company represents and warrants that all shares that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms hereof, be validly issued, fully paid and nonassessable.
3.    Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement by Holder reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of the Holder shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.
4.    Restrictions on Transfer of the Warrant and Warrant Shares; Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:
(a)    Restrictions on Transfers. This Warrant may not be transferred or assigned in whole or in part without the Company’s prior written consent, and any attempt by the Holder to transfer or assign any rights, duties or obligations that arise under this Warrant without such permission shall be void. Any transfer of this Warrant or the Warrant Shares (the “Securities”) must be in compliance with all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Securities subject to, and to be bound by, the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder, and
(i)    there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or
(ii)    (A) such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, (B) the transferee shall have confirmed to the satisfaction of the Company in writing, substantially in the form of Exhibit A-1, that the Securities are being acquired (i) solely for the transferee’s own account and not as a nominee for any other party, (ii) for investment and (iii) not with a view toward distribution or resale, and shall have confirmed such other matters related thereto as may be reasonably requested by the Company, and (C) such Holder shall have furnished the Company, at the Holder’s expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Securities under the Securities Act or (ii) a “no action” letter from the Securities and Exchange Commission to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon such Holder shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the Holder to the Company.
(b)    Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Warrant Shares with respect to which the Warrant was exercised, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have confirmed to the satisfaction of the Company in writing, substantially in the form of Exhibit A-1, that the Warrant Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that the Holder shall have confirmed such other matters related thereto as may be reasonably requested by the Company.
(c)    Securities Law Legend. Each certificate, instrument or book entry representing the Securities shall (unless otherwise permitted by the provisions of this Warrant) be notated with a legend substantially similar to the following (in addition to any legend required by state securities laws):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN

OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.
(d)    Market Stand-off Legend. Each certificate, instrument or book entry representing the Warrant Shares issued upon exercise hereof shall also be notated with a legend in substantially the following form:
THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.
(e)    Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 4.
(f)    Removal of Legend. The legend referring to federal and state securities laws identified in Section 4(c) notated on any certificate evidencing the Securities and the stock transfer instructions and record notations with respect to such Securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such Securities (to the extent the Securities are certificated), if (i) such Securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such Securities may be made without registration, qualification or legend.
(g)    No Transfers to Bad Actors; Notice of Bad Actor Status. The Holder agrees not to sell, assign, transfer, pledge or otherwise dispose of any securities of the Company, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. The Holder will promptly notify the Company in writing if the Holder or, to the Holder’s knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(h)    Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change. The Company may appoint an agent for the purpose of maintaining the Warrant Register, issuing the Warrant Shares or other securities then issuable upon the exercise of the rights under this Warrant, exchanging this Warrant, replacing this Warrant or conducting related activities.
(i)    Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a properly endorsed assignment form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the Warrant Shares or other securities issuable upon exercise of the rights under this Warrant) must be surrendered to the Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the Securities represented hereby.
(j)    Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate, or a book entry, in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate, or make such book entry, unless and until the person or persons requesting the issue or entry thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.
5.    Adjustments. Subject to the expiration of this Warrant pursuant to Section 7, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:
(a)    Changes in Control.
(i)    Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is made by the Holder in connection with a Change in Control or similar liquidity event, such exercise may at the election of the Holder be conditioned upon consummation of such Change in Control or similar liquidity event, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation thereof. In the event of a Change in Control in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Change in Control, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Change in Control, equivalent in value to that which a holder of the Warrant Shares deliverable upon exercise of this Warrant would have been entitled in such Change in Control if the right to purchase the Warrant Shares hereunder had been exercised immediately prior to such Change in Control. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Change in Control to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any Warrant Shares or other securities deliverable after that event upon the exercise of this Warrant.
(ii)    In the event of a Change in Control in which shares of the Company’s stock are exchanged for cash and any of the Warrant Shares are unexercisable, the unexercisable portion of the Warrant shall be exchanged for a right to receive a proportionate amount of cash consideration that shall be paid upon achievement of the conditions set forth in Schedule 1 and in proportion to the number of Warrant Shares that would have become exercisable had the Warrant been outstanding at the time of achievement of each such set of conditions.
(b)    SPAC Transactions. Upon the consummation of a SPAC Transaction, the successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Warrant Shares issuable upon exercise of the unexercised portion of this Warrant as if such Warrant Shares were outstanding on and as of the consummation of such SPAC Transaction, subject to further adjustment from time to time in accordance with the provisions of this Warrant.
(c)    Reclassification, Reorganization, Consolidation or Merger. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than as a result of a subdivision or combination pursuant to Section 5(d), or in case of any reorganization, consolidation or merger of the Company with or into another entity (but specifically excluding any transaction to which Section 5(a) [Changes in Control] or Section 5(b) [SPAC Transactions] applies)), the Company, or such successor entity, as the case may be, shall execute a new Warrant, providing that the Holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise in lieu of each Warrant Share theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, cash and property receivable upon such reclassification, change, reorganization, consolidation or merger by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this subsection shall similarly apply to successive reclassifications, changes, reorganizations, consolidations and mergers.
(d)    Subdivisions and Combinations. In the event that the outstanding shares of Common Stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Warrant Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the

Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of Common Stock are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Warrant Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased, in each case so that after the effective date thereof the Holder shall be entitled to receive, upon payment of the same aggregate Exercise Price as would have been payable before such date, the aggregate number of shares of Common Stock that, if this Warrant had been exercised in full (regardless of exercisability under the terms hereof) immediately prior to such date, the Holder would have owned upon such exercise and been entitled to receive by virtue of such subdivision or combination. Any adjustment under this subsection (a) shall become effective when the applicable subdivision or combination becomes effective.
(e)    Notice of Adjustments. Upon any adjustment in accordance with this Section 5, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.
6.    Notification of Certain Events. Prior to the expiration of this Warrant pursuant to Section 7, in the event that the Company shall authorize:
(a)    the issuance of any dividend or other distribution on the capital stock of the Company (other than (i) dividends or distributions otherwise provided for in Section 5, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase; (iii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to rights of first refusal or first offer contained in agreements providing for such rights; or (iv) repurchases of capital stock of the Company in connection with the settlement of disputes with any stockholder), whether in cash, property, stock or other securities, or
(b)    the voluntary liquidation, dissolution or winding up of the Company, the Company shall send to the Holder of this Warrant at least ten (10) days prior written notice of the date on which a record shall be taken for any such dividend or distribution specified in clause (a), or the expected effective date of the event specified in clause (b), as applicable. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the Holder of this Warrant.
7.    Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of 5:00 p.m., Mountain time, on [***]; provided, however, that if the Term of the Agreement is not extended beyond the Initial Term for a Renewal Term as set forth in Section

13.1 of the Agreement due to (a) the Holder’s decision not to enter into a Renewal Term, or (b) the Company’s termination of the Agreement pursuant to Section 13.2 of the Agreement, then this Warrant shall expire and shall no longer be exercisable as of 5:00 p.m., Mountain time, on [***]. The Holder shall have the right in its discretion to forfeit this Warrant to the Company for no consideration upon written notice to the Company if an event has occurred with respect to the Company that has or would reasonably be expected to have a material adverse effect on the Holder’s reputation as Holder of this Warrant.
8.    No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Warrant Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.
9.    Other Covenants. Upon issuance of the Warrant, the Holder and the Company shall enter into the Amended and Restated Stockholders’ Agreement, dated as of July 30, 2019, as may be amended from time to time (the “Stockholders’ Agreement”) as an “Investor” thereunder solely for the purposes of Sections 5.1 (Information Rights), 5.2 (Confidentiality) and 5.3 (Registration Rights).
10.    Market Stand-off. The Holder of this Warrant hereby agrees that it will not, without the prior written consent of the managing underwriter (in connection with an Initial Public Offering), the Company (in connection with a Direct Listing) or the SPAC (in connection with a SPAC Transaction), during the period commencing on the date of (a) the effectiveness of the registration statement for the Initial Public Offering or Direct Listing or (b) the closing of the SPAC Transaction, and ending on the date specified by the Company or the managing underwriter (for the Initial Public Offering), the Company (for a Direct Listing) or the Company and the SPAC (for a SPAC Transaction) (such period not to exceed 180 days), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock (or other equity securities of the Company) or any securities convertible into or exercisable or exchangeable (directly or indirectly) for such Common Stock or other equity securities (or, in the case of a SPAC Transaction, any shares of the common stock or other share capital of the SPAC or any securities convertible into or exercisable or exchangeable, directly or indirectly, for such common stock or other share capital), whether such shares or any such securities are then owned by the Holder or are thereafter acquired, or (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that is designed to, or that reasonably could be expected to, lead to or result in a sale or disposition (whether by the Holder or someone other than the Holder), or a transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of such securities, whether or not any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock, the common stock or share capital of the SPAC or other securities, in cash, or otherwise. The foregoing provisions of this Section 10 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement in the Initial Public Offering or to the sale of any shares to the SPAC in a SPAC Transaction, or to the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. The underwriters in connection with the Initial Public Offering, and the SPAC in a SPAC Transaction, are intended third-party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Holder further agrees to execute such agreements as may be reasonably requested by the Company or the underwriters (in connection with the Initial Public Offering), the Company (in connection with a Direct Listing) and the Company or the SPAC (in connection with a SPAC Transaction) that are consistent with this Section 10 or that are necessary to give further effect thereto. The obligations described in this section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may notate each such certificate, instrument or book entry with a legend as substantially set forth in Section 4(d) with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period.
11.    Right of First Refusal. Before this Warrant or any Warrant Shares held by the Holder or any transferee of the Holder (the “Transferor”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company shall have a right of first refusal, unless terminated pursuant to Section 11(f) below, to purchase the Warrant or the Warrant Shares, as applicable, on the terms and conditions set forth in this Section 11 (the “Right of First Refusal”).
(a)    Notice of Proposed Transfer. The Transferor shall deliver to the Company a written notice (the “ROFR Notice”) stating: (i) the Transferor’s bona fide intention to sell or otherwise transfer the Warrant or Warrant Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) if applicable, the number of Warrant Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Transferor proposes to transfer the Warrant or Warrant Shares (the “Offered Price”), and the Transferor shall offer the Warrant or Warrant Shares at the Offered Price to the Company or its assignee(s).
(b)    Exercise of Right of First Refusal. At any time within [***] days after receipt of the ROFR Notice, the Company and/or its assignee(s) may, by giving written notice to the Transferor, elect to purchase all, but not less than all, of the Warrant or Warrant Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.
(c)    Purchase Price. The purchase price (“Purchase Price”) for the Warrant or Warrant Shares purchased by the Company or its assignee(s) under this Section 11 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.
(d)    Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Transferor to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the ROFR Notice or in the manner and at the times set forth in the ROFR Notice.
(e)    Transferor’s Right to Transfer. If the Warrant or all of the Warrant Shares proposed in the ROFR Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 11, then the Transferor may sell or otherwise transfer the Warrant or such Warrant Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 180 days after the date of the ROFR Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 11 shall continue to apply to the Warrant or the Warrant Shares, as applicable, in the hands of such Proposed Transferee. If the Warrant or the Warrant Shares described in the ROFR Notice are not transferred to the Proposed Transferee within such period, a new ROFR Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Warrant Shares held by the Transferor may be sold or otherwise transferred.
(f)    Termination of Right of First Refusal. The Right of First Refusal shall terminate upon the first to occur of (i) the Initial Public Offering, (ii) a Direct Listing, (iii) a SPAC Transaction or (iv) a Change in Control in which the successor entity has equity securities that are publicly traded.
12.    Representations and Warranties of the Holder. By acceptance of this Warrant, the Holder represents and warrants to the Company as follows:
(a)    No Registration. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.
(b)    Investment Intent. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.
(c)    Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.
(d)    Speculative Nature of Investment. The Holder understands and acknowledges that the Company has a limited financial and operating history and that its investment in the Company is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.
(e)    Sufficient Information. The Holder has had an opportunity to ask questions of officers of the Company, which questions were answered to the Holder’s satisfaction. The Holder believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities.
(f)    Accredited Investor. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Holder has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true, correct, timely and complete.
(g)    Residency. The residency of the Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.
(h)    Restrictions on Resales. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Holder wishes to sell the Securities and that, in such event, the Holder may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Holder acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.
(i)    No Public Market. The Holder understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.
(j)    Brokers and Finders. The Holder has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.
(k)    Legal Counsel. The Holder has had the opportunity to review this Warrant, the exhibits and schedules attached hereto and the transactions contemplated by this Warrant with its own legal counsel. The Holder is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Warrant.
(l)    Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, the Holder relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Warrant.
13.    Representations and Warranties of the Company.
The Company hereby represents and warrants to the Holder as follows:
(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect.

(b)    The Fully Diluted Capitalization of the Company is [***] shares, which as of April 30, 2021, consists of:
(i)    [***] shares of Common Stock, at $0.00001 par value per share, which are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company holds no Common Stock in its treasury.
(ii)    [***] shares of Preferred Stock, of which (a) [***] are issued and outstanding Series Seed Preferred Stock, (b) [***] are issued and outstanding Series A Preferred Stock, (c) [***] are issued and outstanding Series B Preferred Stock, (d) [***] are issued and outstanding Series C Preferred Stock, (e) [***] are issued and outstanding Series C-1 Preferred Stock, (f) and [***] are issued and outstanding Series D Preferred Stock. The rights, privileges and preferences of the Preferred Stock are as stated in the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”) and as provided by the Delaware General Corporation Law. The Company holds no Preferred Stock in its treasury.
(iii)    The Company has granted [***] options to purchase Common Stock to officers, directors, employees and consultants of the Company pursuant to the Stock Plan, which has been duly adopted by the Board of Directors and approved by the Company stockholders.
(iv)    This Warrant is upon issuance, duly authorized and validly issued. All Warrant Shares which may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.
(c)    The Company is not in violation or default (i) of any provisions of its Restated Certificate or bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a material adverse effect. The execution, delivery and performance of this Warrant will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.
14.    Miscellaneous.
(a)    Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and the Holder.

(b)    Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.
(c)    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Holder) or otherwise delivered by hand, messenger or courier service addressed:
(i)    if to the Holder, to the Holder at the Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of this Warrant for which the Company has contact information in its records; or
(ii)    if to the Company, to the attention of the Chief Executive Officer and the Chief Financial Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other current address as the Company shall have furnished to the Holder, with a copy (which shall not constitute notice) to [***], Wilson Sonsini Goodrich & Rosati, P.C., One Market Plaza, Spear Tower, Suite 3300, San Francisco, CA 94105.
Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Warrant or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.
(d)    Governing Law, Jurisdiction and Venue. The Holder and the Company mutually acknowledge and agree that the laws of the State of Arkansas, without regard to the internal law of Arkansas concerning conflicts of law, govern, control and apply to this Warrant and all matters or claims arising out of or relating to this Warrant. The Holder and the Company acknowledge and agree that the state and federal courts located in Benton County, Arkansas, will have exclusive jurisdiction with respect to any actions, suits or proceedings that may arise in connection with this Warrant, and that any action, suit or proceeding which may arise in connection with this Warrant must only be filed in the state or federal courts located in Benton County, Arkansas. The Holder and the Company mutually acknowledge and agree that they will not raise in connection therewith, and hereby waive, any defenses based upon venue, inconvenience of forum, or lack of personal jurisdiction in any action or suit brought in accordance with the foregoing. Any legal action brought by the Holder or the Company against the other party hereto must be filed within two (2) years after the date of alleged reason for the action, or it shall be deemed forever waived. The Holder and the Company acknowledge that they have read and understand this clause and agree voluntarily to its terms.
(e)    Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
(f)    Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.
(g)    Waiver of Jury Trial. EACH OF THE HOLDER AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS WARRANT. This paragraph shall not restrict the Holder or the Company from exercising remedies under the Uniform Commercial Code or form exercising pre-judgment remedies under applicable law.
(h)    Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or U.S. federal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or U.S. federal holiday.
(i)    Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.
(j)    Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.
(k)    Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g.,

www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(signature page follows)

The Company and the Holder sign this Warrant as of the date stated on the first page.

IBOTTA, INC.

By:	/s/ Bryan Leach
Name: Bryan Leach
Title: Chief Executive Officer

Address:
1801 California Street #400
Denver, CO 80202
Email address: [***]

AGREED AND ACKNOWLEDGED,

WALMART INC.

By:	/s/ Janey Whiteside
Name: Janey Whiteside
Title: EVP/Chief Customer Officer

Address:
702 SW 8th St.,
Bentonville, Arkansas 72716-0185
Email address: [***]

SCHEDULE 1
[***]

SCHEDULE 2
[***]
2

EXHIBIT A
NOTICE OF EXERCISE
TO:    Ibotta, Inc. (the “Company”)
Attention:    Chief Executive Officer
(1)    Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant:
Number of shares: ___________________________________________________
Type of security: ____________________________________________________
(2)    Method of Exercise. The undersigned elects to exercise the attached warrant pursuant to:
☐         A cash payment, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.
(3)    Stock. Please make a book entry and, if the shares are certificated, issue a certificate or certificates representing the shares in the name of:
☐         The undersigned
☐         Other-Name:        __________________________________________
Address:    __________________________________________
__________________________________________
(4)    Unexercised Portion of the Warrant. Please issue a new warrant for the unexercised portion of the attached warrant in the name of:
☐         The undersigned
☐         Other-Name:        __________________________________________
Address:    __________________________________________
__________________________________________
☐         Not applicable
(5)    Investment Intent. The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account, not as a nominee or agent, and not
3

with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties of the undersigned set forth in Section 12 of the attached warrant are true and correct as of the date hereof.
(6)    Investment Representation Statement and Market Stand-Off Agreement. The undersigned has executed, and delivers herewith, an Investment Representation Statement and Market Stand-Off Agreement in a form substantially similar to the form attached to the warrant as Exhibit A-1.
(7)    Consent to Receipt of Electronic Notice. Subject to the limitations set forth in Delaware General Corporation Law §232(e), the undersigned consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number provided below (or to any other facsimile number for the undersigned in the Company’s records), (ii) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records), (iii) posting on an electronic network together with separate notice to the undersigned of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the undersigned. This consent may be revoked by the undersigned by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)
4

EXHIBIT A-l
INVESTMENT REPRESENTATION STATEMENT
AND
MARKET STAND-OFF AGREEMENT

INVESTOR:

COMPANY:	Ibotta, Inc.

SECURITIES: THE WARRANT ISSUED ON MAY [●], 2021 (THE “WARRANT”) AND THE SECURITIES ISSUED OR ISSUABLE UPON EXERCISE THEREOF

DATE:

In connection with the purchase or acquisition of the above-listed Securities, the undersigned Investor represents and warrants to, and agrees with, the Company as follows:
1.    No Registration. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.
2.    Investment Intent. The Investor is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.
3.    Investment Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.
4.    Speculative Nature of Investment. The Investor understands and acknowledges that the Company has a limited financial and operating history and that its investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.
5.    Access to Data. The Investor has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Investor believes that it
5

has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Investor understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.
6.    Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Investor has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true, correct, timely and complete.
7.    Residency. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.
8.    Restrictions on Resales. The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Securities and that, in such event, the Investor may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Investor understands and acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for those offers or sales and that those persons and the brokers who participate in the transactions do so at their own risk.
6

9.    No Public Market. The Holder understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.
10.    Brokers and Finders. The Investor has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.
11.    Legal Counsel. The Investor has had the opportunity to review the Warrant, the exhibits and schedules attached thereto and the transactions contemplated by the Warrant with its own legal counsel. The Investor is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Warrant.
12.    Tax Advisors. The Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by the Warrant. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Warrant.
13.    Market Stand-off. The Investor hereby agrees that it will not, without the prior written consent of the managing underwriter (in connection with an Initial Public Offering), the Company (in connection with a Direct Listing) or the SPAC (in connection with a SPAC Transaction) (as such terms are defined in the Warrant), during the period commencing on the date of (a) the effectiveness of the registration statement for the Initial Public Offering or Direct Listing or (b) the closing of the SPAC Transaction, and ending on the date specified by the Company or the managing underwriter (for the Initial Public Offering), the Company (for a Direct Listing) or the Company and the SPAC (for a SPAC Transaction) (such period not to exceed 180 days), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock (or other equity securities of the Company) or any securities convertible into or exercisable or exchangeable (directly or indirectly) for such Common Stock or other equity securities (or, in the case of a SPAC Transaction, any shares of the common stock or other share capital of the SPAC or any securities convertible into or exercisable or exchangeable, directly or indirectly, for such common stock or other share capital), whether such shares or any such securities are then owned by the Investor or are thereafter acquired, or (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that is designed to, or that reasonably could be expected to, lead to or result in a sale or disposition (whether by the Investor or someone other than the Investor), or a transfer of any of the economic consequences of
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ownership, in whole or in part, directly or indirectly, of any shares of such securities, whether or not any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock, the common stock or share capital of the SPAC or other securities, in cash, or otherwise. The foregoing provisions of this Section 13 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement in the Initial Public Offering or to the sale of any shares to the SPAC in a SPAC Transaction, or to the transfer of any shares to any trust for the direct or indirect benefit of the Investor or the immediate family of the Investor, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. The underwriters in connection with the Initial Public Offering, and the SPAC in a SPAC Transaction, are intended third-party beneficiaries of this Section 13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Investor further agrees to execute such agreements as may be reasonably requested by the Company or the underwriters (in connection with the Initial Public Offering), the Company (in connection with a Direct Listing) and the Company or the SPAC (in connection with a SPAC Transaction) that are consistent with this Section 13 or that are necessary to give further effect thereto. The obligations described in this section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may notate each such certificate, instrument or book entry with a legend as substantially set forth in Section 4(d) of the Warrant with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period.
14.    No “Bad Actor” Disqualification. Neither (i) the Investor, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Investor is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the purchase or acquisition of the Securities, in writing in reasonable detail to the Company.
(signature page follows)
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The Investor is signing this Investment Representation Statement and Market Stand-Off Agreement on the date first written above.

INVESTOR

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)
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